Exhibit 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces 2018 Financial Results

Coeur d’Alene, Idaho – December 27, 2018 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced consolidated financial results for its fourth fiscal quarter and its fiscal year ended September 30, 2018.

The Company reported cash of $110,736 as of September 30, 2018 and a consolidated net loss of $703,519 million for the fourth quarter and $5,057,794 million for the fiscal year, including exploration expenditures of $452,139 million and $522,298 million, respectively.

A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	3 Months Ended September 30		Fiscal Year Ended September 30
	2018	2017	2018	2017
Consolidated net loss	$(704)	$(487)	$(5,058)	$(1,646)
Consolidated net loss per share, basic and diluted	(0.01)	(0.02)	(0.13)	(0.06)
Mineral exploration expenses	452	307	522	424
Cash	110	67	110	67
Working capital	(228)	(365)	(228)	(365)

Timberline had previously reported a consolidated a $3.2 million write-off of the Company’s investment in its Talapoosa property in reporting its operating results for the second quarter of fiscal 2018, the largest cause of the year over year increase in Consolidated net loss. During the three months ended September 30, 2018, the Company’s investment in mineral exploration was significantly higher than prior quarters of fiscal 2018 and the quarter ended September 30, 2017

Timberline’s President & Chief Executive Officer, Steve Osterberg, commented, “During 2018 we completed the acquisition of the Elder Creek and Paiute projects in the Battle Mountain District.  In Q4, we increased our investment in exploration with an initial drill program which documented the existence of a mineralized copper-molybdenum-gold-silver porphyry at Elder Creek.  At Eureka, our reassessment of the property lead to recognition of higher-grade Carlin-type gold occurrences at Lookout Mountain and Windfall.  With these excellent results from our 2018 geological work, we plan follow-up on each of these projects with further drilling.”

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada. These include its 23 square-mile Eureka property, comprising the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural stratigraphic trends defined by distinct geochemical gold anomalies, as well as being operator of both the Paiute joint venture project with a subsidiary of Barrick Gold,

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and the Elder Creek joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also owns the Seven Troughs property in Northern Nevada, which is one of the state's highest-grade former producers.   Timberline has increased its owned and controlled mineral rights in Nevada to over 43 square miles (27,500 acres).  Detailed maps and NI 43-101 estimated resource information for the Eureka property, and NI 43-101 Technical Reports for the Elder Creek and Paiute Projects may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These include, but are not limited to, statements regarding the advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. There are no assurances that the Company will complete the earn-ins on Elder Creek and Paiute projects as contemplated or at all. Factors that could cause or contribute to risks involving forward-looking statements include, but are not limited to, changes in the Company’s business and other factors, including risk factors discussed in the Company's Form 10-K for the year ending September 30, 2018.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

Website:  www.timberline-resources.com

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